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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated
March 17, 2003 except for Note 17, as to which the date is March 31, 2003, relating to the consolidated financial statements of Q Comm International, Inc. and Subsidiary as of December 31, 2002, and for the periods then ended, appearing in the company's Annual Report on Form 10-KSB/A for the year ended December 31, 2002, in the Company's Registration Statements on Form S-8, SEC File No. 333-38362, 333-57502 and 333-43450.


/s/ PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
June 12, 2003